Sub-item 77Q1(d)

The initial classes of the Registrant are described in the following:
• The Trust’s Declaration of Trust dated November 13, 2013, Amended as of May 14, 2014, incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on September 30, 2014 (Accession No. 0001193125-14-358653).

• Combined Amended and Restated Rule 18f-3 Multi-Class Plan, including Exhibits A and B, amended as of February 19, 2015,  incorporated herein by reference to the Registrant’s Registration Statement as filed with the Securities and Exchange Commission on February 26, 2015 (Accession No. 0001193125-15-065659).